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                                                                   EXHIBIT 10.23

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
            BETWEEN METRO TRAFFIC CONTROL, INC. AND GARY L. WOROBOW



The following, upon execution by the parties hereto shall constitute an amendment to the Employment Agreement entered into by and between Metro Traffic Control, Inc. (the "Company") and Gary Worobow ("Employee"), dated July, 1996 (the Agreement").


1. Section 4(a) of the Agreement relating to Base Salary (as defined in the Agreement) shall be amended and restated as follows:


          "(A) BASE SALARY. For the services to be rendered by Employee during Employee's employment by the Company, the Company shall pay Employee, and Employee agrees to accept, a monthly base salary (the "Base Salary") of NINE THOUSAND SEVEN HUNDRED and NINETY ONE Dollars and SIXTY-SEVEN Cents ($9,791.67). Commencing July 1, 1997, such monthly Base Salary shall increase to TWELVE THOUSAND FIVE HUNDRED Dollars and NO Cents ($12,500.00). Commencing January 1, 1998, such monthly Base Salary shall increase to FIFTEEN THOUSAND FOUR HUNDRED AND SIXTEEN Dollars and SIXTY-SEVEN Cents ($15,416.67). Employee's Base Salary shall be payable semi-monthly in arrears on the tenth day and on the twenty-fifth day of each calendar month or such other date in conformity with the Company's payroll policies in effect from time to time. The Base Salary shall increase five (5%) percent each year during the Term on the anniversary of the closing of the Public Offering. Such increase shall be based upon the current Base Salary on such anniversary dates."

2. All other provisions of the Agreement shall remain unmodified and in full force and effect.


IN WITNESS WHEREOF, this Amendment is EXECUTED as of the 1st day of July, 1997.



METRO TRAFFIC CONTROL, INC.              EMPLOYEE


BY: /S/ DAVID I. SAPERSTEIN                /S/ GARY WOROBOW
   --------------------------             ---------------------
     NAME:                               GARY WOROBOW
     TITLE: